                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12


                                UAL Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                             [UAL CORPORATION LOGO]

                                                                  March 27, 2002

Dear Fellow Owner:

     On behalf of the Board of Directors, I'm pleased to invite you to the 2002 Annual Meeting of Stockholders. A notice of the 2002 annual meeting and proxy statement follow. You will also find your proxy or voting direction card and the 2001 annual report. I am pleased to inform you that you have three ways to vote your proxy or voting direction card. We encourage you to use the first option, vote by Internet, if possible.

     1.VOTE BY INTERNET at http://www.computershare.com/us/proxy

     2.VOTE BY PHONE by using the 1-888 number on your proxy or voting direction card

     3.VOTE BY MAIL, by signing and dating the proxy or voting direction card enclosed in this package and returning it in the postage paid envelope that is provided

     Your vote is important. Please take a moment now to vote, even if you plan to attend the meeting and thank you for your continued support of United Airlines.

                                          Sincerely,

                                          /s/ JOHN W. CREIGHTON, JR.
                                          John W. Creighton, Jr.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

DATE:    Thursday, May 16, 2002
TIME:    8:00 a.m.
PLACE:   Executive Dining Room, Sixth Floor
        University of Chicago Gleacher Center
        450 N. Cityfront Plaza Drive
        Chicago, IL 60611

MATTERS TO BE VOTED ON:

1.   Election of the following members of the Board of Directors:

     - Five Public Directors, to be elected by holders of Common Stock

     - Four Independent Directors, to be elected by holders of Class I Junior Preferred Stock

     - One ALPA Director, to be elected by holders of Class Pilot MEC Junior Preferred Stock

     - One IAM Director, to be elected by holders of Class IAM Junior Preferred Stock

     - One Salaried/Management Employee Director, to be elected by holders of Class SAM Junior Preferred Stock

2. Any other matters that may be properly brought before the meeting, including six stockholder proposals

                                          Francesca M. Maher
                                          Senior Vice President,
                                          General Counsel and Secretary

Chicago, Illinois
March 27, 2002

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
GENERAL INFORMATION.........................................      3
VOTING RIGHTS AND PROXY INFORMATION.........................      3
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS.....................      8
  Directors to be Elected by Common Stock...................      8
  Directors to be Elected by Other Classes of Stock.........      9
CERTAIN INFORMATION CONCERNING OUR BOARD OF DIRECTORS.......     12
  Committees................................................     12
  Compensation Committee Interlocks and Insider
     Participation; Certain Relationships and Related
     Transactions...........................................     14
  Director Compensation.....................................     15
BENEFICIAL OWNERSHIP OF SECURITIES..........................     16
  Certain Beneficial Owners.................................     16
  Directors and Executive Officers..........................     18
AUDIT COMMITTEE.............................................     20
  General...................................................     20
  Audit Committee Report....................................     20
UAL CORPORATION RELATIVE MARKET PERFORMANCE.................     21
EXECUTIVE COMPENSATION......................................     22
  UAL Corporation Compensation and Compensation
     Administration Committees' Report......................     22
  Summary Compensation Table................................     27
  Option Grants in 2001.....................................     28
  Aggregated 2001 FY-End Option Values......................     29
  Long-Term Incentive Plans -- Awards in 2001...............     29
  Pension Plan Table........................................     30
  Employment Contracts and Arrangements.....................     30
INDEPENDENT PUBLIC ACCOUNTANTS..............................     31
  Independent Accountant Fees...............................     31
PROPOSALS NO. 2-7 -- STOCKHOLDER PROPOSALS..................     32
  Proposal No. 2 Concerning Cumulative Voting...............     32
  Proposal No. 3 Concerning Poison Pills....................     33
  Proposal No. 4 Concerning Executive Compensation..........     35
  Proposal No. 5 Concerning the CEO and Chairman
     Positions..............................................     36
  Proposal No. 6 Concerning Certain Business Combinations...     38
  Proposal No. 7 Concerning Election of ESOP Directors......     39
SUBMISSION OF STOCKHOLDER PROPOSALS.........................     40
ANNUAL REPORT...............................................     40

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished to you by our Board of Directors in connection with the solicitation of your proxy to be voted at the annual meeting of stockholders to be held on Thursday, May 16, 2002. This proxy statement and the proxy or voting direction card are being mailed to you on approximately March 27, 2002. "We", "our", "us" and the "company" refers to UAL Corporation.

                      VOTING RIGHTS AND PROXY INFORMATION

HOW DO I VOTE?

      --   VOTE BY INTERNET

     You can vote via the Internet by logging onto www.computershare.com/us/proxy and following the prompts using your six digit control number located on your proxy or voting direction card. This vote will be counted immediately and there is no need to send in your proxy or voting direction card.

      --   VOTE BY TELEPHONE

     The telephone voting procedure is simple and fast. Dial the 1-888 number on your proxy or voting direction card and listen for further directions. You must have a touch-tone phone in order to respond to the questions. This vote will be counted immediately and there is no need to send in your proxy or voting direction card.

YOU CAN SAVE OUR COMPANY MONEY IF YOU USE THE VOTE BY INTERNET OR TELEPHONE OPTIONS.

      --   VOTE BY PROXY OR VOTING DIRECTION CARD

     Shares eligible to be voted, and for which a properly signed proxy or direction card is returned, will be voted in accordance with the instructions specified on the proxy or voting direction card. If you do not mark any instructions, your shares will be voted in favor of proposal 1 and against proposals 2 through 7 for those stockholders holding a proxy; and against proposals 2 through 7 for those stockholders holding a voting direction card.

WHO IS ENTITLED TO VOTE?

     You are entitled to vote if our records show that you held your shares at the close of business on March 18, 2002. This date is known as the record date for determining who receives notice of the meeting and who is entitled to vote.

     The following chart shows the number of shares of each class of our voting stock outstanding as of the record date, the number of holders of each class as of the record date entitled to vote at the meeting, the aggregate and per share votes for shares of each class for all matters on which the shares vote, and the class of directors the class is entitled to elect.

-----------------------------------------------------------------------------------------------
                                           AGGREGATE                         VOTES    VOTING
                              SHARES         NUMBER                           PER       FOR
      TITLE OF CLASS        OUTSTANDING     OF VOTES     HOLDERS OF RECORD   SHARE   DIRECTORS
-----------------------------------------------------------------------------------------------
Common Stock                55,795,739     55,795,739    26,132                1    Class
                                                                                    elects 5
                                                                                    Public
                                                                                    Directors
-----------------------------------------------------------------------------------------------
Class P ESOP Voting Junior   6,506,370     31,526,452    1 (ESOP Trustee)    4.85   --
  Preferred Stock
-----------------------------------------------------------------------------------------------
Class M ESOP Voting Junior   6,096,046     25,320,726    1 (ESOP Trustee)    4.15   --
  Preferred Stock
-----------------------------------------------------------------------------------------------
Class S ESOP Voting Junior   2,439,937     11,347,613    1 (ESOP Trustee)    4.65   --
  Preferred Stock
-----------------------------------------------------------------------------------------------
Class Pilot MEC Junior          1              1         1 (ALPA-MEC)          1    Class
  Preferred Stock                                                                   elects 1
                                                                                    ALPA
                                                                                    Director
-----------------------------------------------------------------------------------------------
Class IAM Junior Preferred      1              1         1 (IAM)               1    Class
  Stock                                                                             elects 1
                                                                                    IAM
                                                                                    Director
-----------------------------------------------------------------------------------------------
Class SAM Junior Preferred      3              3         2 (SAM Director       1    Class
  Stock                                                  and Senior Vice            elects 1
                                                         President-People           SAM
                                                         Services and               Director
                                                         Engagement)
-----------------------------------------------------------------------------------------------
Class I Junior Preferred        3              3         3 (Independent        1    Class
  Stock                                                  Directors)                 elects 4
                                                                                    Independent
                                                                                    Directors*
-----------------------------------------------------------------------------------------------

* Subsequent to the record date, the fourth share of Class I stock was transferred to John H. Walker, the fourth Independent Director, when he was appointed on March 21, 2002.

HOW DO ESOP PARTICIPANTS VOTE?

     Special voting rules will apply to ESOP participants who hold voting preferred stock through the ESOP Trustee. ESOP participants may vote by Internet, telephone or mail. Please consult your accompanying materials for information concerning the voting of these shares.

     The P, M and S classes of ESOP voting preferred stock held by a trust established under a tax-qualified employee stock ownership plan (called the qualified ESOP), that have been allocated to individual participants in the ESOP, will be voted by participants, as named fiduciaries under the Employee Retirement Income Security Act of 1974, on a confidential pass-through basis. The ESOP Trustee generally is obligated to vote as instructed by the participants to whom the voting preferred stock has been allocated, and the outstanding shares command the entire voting power of each class of voting preferred stock. The Class P voting preferred stock allocated to former employees who were members of ALPA will be voted by the ESOP Trustee. The ESOP Trustee will (except as may be required by law) vote the unallocated or otherwise unvoted shares in the qualified ESOP in proportions directed by participants who give instructions to the ESOP Trustee for these shares. Each participant who is an employee has the right to give directions to the ESOP Trustee in the proportion that the participant's allocated shares bear to the allocated shares of all participants giving directions.

     Shares held by the ESOP Trustee under a non-qualified employee stock ownership plan (called the supplemental ESOP) will be voted as instructed by the administrative committee appointed under the supplemental ESOP. The administrative committee will consider the views of participants concerning the vote, but is not required to take any particular action in response to those views.

WHAT CLASSES OF STOCK VOTE FOR WHICH MATTERS AND WHAT IS THE VOTE REQUIRED?

     The holders of common stock; the P, M and S classes of voting preferred stock; and the Class Pilot MEC, IAM and SAM stocks will vote together as a single class on all items at the annual meeting except the election of directors. The presence in person or by proxy of the holders of a majority of the total voting power of the shares of all the classes outstanding at the record date is necessary to constitute a quorum at the meeting for all items of business other than the election of directors. The Class I stock does not vote on any matter other than the election of the Independent Directors (as defined in our restated certificate of incorporation, also called our charter).

     The presence in person or by proxy of the holders of a majority of the total voting power of the outstanding shares entitled to vote on the election of a particular class of director(s) is necessary to constitute a quorum at the meeting for voting on that matter.

     Under the Delaware General Corporation Law and our charter (1) the affirmative vote of the holders of the shares of capital stock present in person or by proxy at the meeting representing a plurality of the votes cast on the matter will be required to elect the directors to be elected by the applicable class of capital stock, and (2) the affirmative vote of the holders of the shares of capital stock representing a majority of the votes present in person or by proxy at the meeting and entitled to be cast on the matter will be required to approve the other matters in this notice of annual meeting and proxy statement.

HOW DO ABSTENTIONS AND BROKER NON-VOTES WORK?

     Abstentions will have the effect of a vote against the matters presented for a vote of the stockholders (other than the election of directors). This is because abstaining shares are considered present and unvoted, which means they have the same effect as votes against the matter. Abstentions have no effect on the election of directors. Broker non-votes will have no effect on the outcome of the vote on any of the matters presented for your vote and will not be counted for purposes of establishing a quorum.

HOW DOES THE PROXY VOTING PROCESS WORK?

     If the proxy card is voted properly by using the Internet or telephone procedures specified or is properly returned by dating, signing and mailing, the proxy will be voted at the annual meeting in accordance with the instructions indicated by it. Our Board does not know of any matters, other than as described in this notice of annual meeting and proxy statement, which are to come before the annual meeting. If a proxy is given, the persons named in the proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented at the meeting for action, including any proposal to adjourn or concerning the conduct of the meeting.

     If a quorum is not present at the time the annual meeting is convened for any particular purpose, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the meeting with your vote then present. The persons named in the proxy may vote any shares of capital stock for which they have voting authority in favor of an adjournment.

HOW IS MY PROXY VOTED IF I DO NOT INDICATE HOW TO VOTE?

     If no instructions are indicated, proxies will be voted (1) for the election of directors of the class on which the shares represented by the proxy are entitled to vote and (2) against all of the stockholder proposals.

HOW DO I REVOKE A PROXY?

     Any proxy may be revoked by the person giving it at any time before it is voted. We have not established any specified formal procedure for revoking. A proxy may be revoked by a later proxy delivered using the Internet or telephone voting procedures or by mail to the Secretary. A proxy may also be revoked by written notice mailed to the Secretary. Attendance at the Annual Meeting will not automatically revoke a proxy, but a holder of common stock in attendance may request a ballot and vote in person, which revokes a prior granted proxy.

HOW ARE PROXIES BEING SOLICITED AND WHO PAYS SOLICITATION EXPENSES?

     Proxies are being solicited by and on behalf of the Board. All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by us. In addition to solicitation by use of mails, proxies may be solicited by our directors, officers and employees in person or by telephone or other means of communication. These individuals will not be additionally compensated, but may be reimbursed for out-of-pocket expenses associated with solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of common stock and voting preferred stock held of record, and we may reimburse these individuals for their reasonable expenses. To assure the presence in person or by proxy of the largest number of stockholders possible, we have engaged Georgeson Shareholder to solicit proxies on our behalf. We are paying them a proxy solicitation fee of $7,500 and reimbursing them for reasonable out-of-pocket expenses.

WHAT DO I NEED TO GET INTO THE ANNUAL MEETING?

      --   SHAREHOLDERS OF RECORD

     If you are a shareholder of record on March 18, 2002, you (or your duly appointed proxy holder) are entitled to vote and attend the meeting. Certain procedures have been adopted to ensure that UAL's shareholders can check in efficiently when entering the meeting.

     If you are a record holder (or a record holder's duly appointed proxy) and do not have an admittance card with you at the meeting, you will be admitted upon verification of ownership at the shareholder's registration desk. The admission ticket is located on the lower portion of your proxy or voting direction card.

      --   SHAREHOLDERS THROUGH INTERMEDIARIES

     Persons who own stock through brokers, trustees, plans or in "street name" and not directly through ownership of stock certificates are considered beneficial owners. Beneficial owners of record on March 18, 2002 can obtain admittance cards only at the shareholder's registration desk by presenting evidence of common stock ownership. This evidence could be a proxy from the institution that is the record holder of the stock or your most recent bank or brokerage firm account statement that includes the record date, along with proper identification.

     Requests for proxies or voting direction cards from brokers, trustees or fiduciaries should be processed as described in the accompanying materials.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Except where you withhold authority, your proxy will be voted at our 2002 Annual Meeting of Stockholders or any adjournments or postponements for the election of the nominee(s) named below for a term of one year and until his or her successor is duly elected and qualified. Incumbent directors will hold office until the Annual Meeting and until their successors are elected and qualified, subject to the director's earlier death, retirement or removal. Our Board of Directors expects all nominees named below to be available for election.

DIRECTORS TO BE ELECTED BY COMMON STOCK

PUBLIC DIRECTORS

     Five Public Directors are to be elected by the holders of common stock. Each nominee was previously elected by the holders of the common stock (other than Mr. Creighton, who previously served as an Independent Director until his election as a Public Director on October 28, 2001) and has served continuously as a Public Director since the date of his election. The term Public Director is used as defined in our charter. Their principal occupations for the past five years and other directorships held by them are set forth below.

     If a nominee unexpectedly becomes unavailable before election, proxies from holders of common stock may be voted for another person designated by the Board or the appropriate board committee as required by our charter. No persons other than our directors is responsible for the naming of nominees.

---------------------------------------------------------------------------------------
                             (1) PRINCIPAL OCCUPATION OR EMPLOYMENT            DIRECTOR
       NOMINEE                   (2) OTHER BUSINESS AFFILIATIONS        AGE     SINCE
---------------------------------------------------------------------------------------
John W. Creighton, Jr.  (1)  Chairman and Chief Executive Officer        69        1998
                             (10/28/01) of UAL and its wholly owned
                             subsidiary, United Air Lines, Inc.
                             Chairman (1/1/01-10/31/01), Unocal
                             Corporation (oil and gas exploration
                             and production). Retired Chief
                             Executive Officer and President (1997),
                             Weyerhaeuser Company (forest products).
                             President (1988-1997) and Chief
                             Executive Officer (1991-1997),
                             Weyerhaeuser.
                        (2)  Director, Unocal Corporation.
---------------------------------------------------------------------------------------
Rono J. Dutta           (1)  President (1999) of UAL and United.         50        1999
                             Senior Vice President -- Planning
                             (1994-1999).
                        (2)  Trustee, The Marsico Investment Fund
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                             (1) PRINCIPAL OCCUPATION OR EMPLOYMENT            DIRECTOR
       NOMINEE                   (2) OTHER BUSINESS AFFILIATIONS        AGE     SINCE
---------------------------------------------------------------------------------------
W. James Farrell        (1)  Chairman and Chief Executive Officer        59        2001
                             for the past five years, Illinois Tool
                             Works, Inc. (manufacturing and
                             marketing of engineered components).
                        (2)  Director, Allstate Insurance Company,
                             Illinois Tool Works, Inc. and Sears,
                             Roebuck & Co.
---------------------------------------------------------------------------------------
James J. O'Connor       (1)  Retired Chairman and Chief Executive        65        1984
                             Officer, Unicom Corporation (1994-1998)
                             (holding company) and its wholly owned
                             subsidiary, Commonwealth Edison Company
                             (1980-1998) (supplier of electricity).
                        (2)  Director, Corning Incorporated,
                             Smurfit-Stone Container Corporation and
                             Tribune Company.
---------------------------------------------------------------------------------------
Paul E. Tierney, Jr.    (1)  General Partner, Darwin Capital             59        1990
                             Partners (investment management) (1999)
                             and Managing Member, Development
                             Capital, LLC (investment management)
                             (1997).
                        (2)  Director, Liz Claiborne, Inc.
---------------------------------------------------------------------------------------

DIRECTORS TO BE ELECTED BY OTHER CLASSES OF STOCK

     The following classes of directors are to be elected by the holders of certain classes of our stock other than common stock. THE HOLDERS OF COMMON STOCK DO NOT VOTE ON THE ELECTION OF THESE DIRECTORS. Each nominee was previously elected or appointed by the holders of the applicable class of our stock and has served continuously as a director since the date of his or her first election or appointment. If a nominee unexpectedly becomes unavailable before election, or we are notified that a substitute nominee has been selected, votes will be cast pursuant to the authority granted by the proxies from the respective holder(s) for the person who may be designated as a substitute nominee.

INDEPENDENT DIRECTORS -- ELECTED BY HOLDERS OF CLASS I STOCK

     Four Independent Directors are to be elected by the holders of our Class I stock. The Independent Director Nomination Committee has nominated each nominee and under a stockholders agreement among the holders of Class I stock, ALPA, the IAM and us, each holder has agreed to vote in favor of the nominees. No person, other than the Independent Director Nomination Committee, is responsible for the naming of nominees.

------------------------------------------------------------------------------------
                           (1) PRINCIPAL OCCUPATION OR EMPLOYMENT           DIRECTOR
      NOMINEE                 (2) OTHER BUSINESS AFFILIATIONS        AGE     SINCE
------------------------------------------------------------------------------------
Richard D. McCormick  (1)  Chairman Emeritus (1999) and Chairman      61        1994
                           (1992-1999), US WEST, Inc.
                           (telecommunications). President (1986-
                           1998) and Chief Executive Officer
                           (1991-1998), US WEST.
                      (2)  Director, Wells Fargo & Company and
                           United Technologies Corporation.
------------------------------------------------------------------------------------
Hazel R. O'Leary      (1)  President (2002) O'Leary & Associates      64        1999
                           (energy services and investment
                           strategy). President and Chief
                           Operating Officer (2000-2002),
                           Blaylock & Partners (investment
                           banking). President (1997-2000),
                           O'Leary & Associates. Secretary
                           (1993-1997), U.S. Department of Energy
                           (government).
                      (2)  Director, The AES Corporation and
                           Scottish Annuity & Life Holdings, Ltd.
------------------------------------------------------------------------------------
John K. Van de Kamp   (1)  President, Thoroughbred Owners of          66        1994
                           California (trade association) for the
                           past five years. Of Counsel, Dewey
                           Ballantine (law firm) for the past
                           five years.
------------------------------------------------------------------------------------
John H. Walker        (1)  Chief Executive Officer (2001) and         44     3/21/02
                           President and Chief Operating Officer
                           (2000-2001), Weirton Steel Corporation
                           (steel manufacturer). President, Flat
                           Rolled Products (1997-2000) and Vice
                           President, Operations (1996-1997),
                           Kaiser Aluminum Corporation (aluminum
                           company which filed for protection
                           under federal bankruptcy laws on
                           2/12/02).
                      (2)  Director, Weirton Steel Corporation.
------------------------------------------------------------------------------------

ALPA DIRECTOR -- ELECTED BY CLASS PILOT MEC STOCK

     One ALPA Director (as defined in our charter) is to be elected by the United Airlines Pilots Master Executive Council, ALPA, the holder of our Class Pilot MEC stock. The ALPA-MEC has nominated and intends to re-elect Paul R. Whiteford, Jr. as the ALPA Director.

---------------------------------------------------------------------------------------
                             (1) PRINCIPAL OCCUPATION OR EMPLOYMENT            DIRECTOR
       NOMINEE                   (2) OTHER BUSINESS AFFILIATIONS        AGE     SINCE
---------------------------------------------------------------------------------------
Paul R. Whiteford, Jr.  (1)  Chairman (2002) and Vice-Chairman           51        2002
                             (2000-2001), ALPA-MEC (labor union).
                             Captain, B767, United, for the past
                             five years.
---------------------------------------------------------------------------------------

IAM DIRECTOR -- ELECTED BY CLASS IAM STOCK

     One IAM Director (as defined in our charter) is to be elected by the International Association of Machinists and Aerospace Workers, the holder of our Class IAM stock. The IAM has nominated and intends to elect Stephen R. Canale as the IAM Director.

-------------------------------------------------------------------------------------
                          (1) PRINCIPAL OCCUPATION OR EMPLOYMENT             DIRECTOR
     NOMINEE                 (2) OTHER BUSINESS AFFILIATIONS          AGE     SINCE
-------------------------------------------------------------------------------------
Stephen R. Canale  (1)  President and Directing General Chairman      57        --
                        (1999) and Assistant General Chairman
                        (1997), IAM District Lodge 141 (labor
                        union).
-------------------------------------------------------------------------------------

SALARIED/MANAGEMENT EMPLOYEE DIRECTOR -- ELECTED BY CLASS SAM STOCK

     One Salaried/Management Employee Director (as defined in our charter) is to be elected by the holders of our Class SAM stock, who are W. Douglas Ford, the Salaried/ Management Employee Director, and Sara A. Fields, our Senior Vice President-People Services and Engagement. Mr. Ford has been nominated for election by the "System Roundtable," a body of salaried and management employees of United empowered to review issues relating to us and how those issues affect the salaried and management employees. Under a stockholders agreement among the holders of Class SAM stock and us, each holder has agreed to vote in favor of the System Roundtable nominee.

------------------------------------------------------------------------------------
                        (1) PRINCIPAL OCCUPATION OR EMPLOYMENT              DIRECTOR
    NOMINEE                 (2) OTHER BUSINESS AFFILIATIONS          AGE     SINCE
------------------------------------------------------------------------------------
W. Douglas Ford  (1)  Chief Executive, Refining & Marketing          58     3/14/02
                      (1999) and Executive Director (2000) until
                      retirement on 3/31/02, BP p.l.c. (petroleum
                      and petrochemicals holding company),
                      Executive Vice President (1993-1999), Amoco
                      Corporation (oil company).
                 (2)  Director, USG Corporation.
------------------------------------------------------------------------------------

             CERTAIN INFORMATION CONCERNING OUR BOARD OF DIRECTORS

     Our Board of Directors held a total of 15 meetings in 2001. All directors attended 75 percent or more of the board meetings and board committee meetings of which they were members.

COMMITTEES

     The Board of Directors has Executive, Audit, Compensation, Compensation Administration, CAP, Labor, Independent Director Nomination, Outside Public Director Nomination, Pension and Welfare Plans Oversight and Transaction Committees. Below is a brief description of the functions performed by the committees, the number of meetings held and the names of committee members.

--------------------------------------------------------------------------------------------
                  NAME AND FUNCTIONS OF COMMITTEE                       MEETINGS IN 2001
--------------------------------------------------------------------------------------------
                                                                                4
     EXECUTIVE

     -    authorized to exercise the powers of the Board in
          management of our business and affairs, with certain
          exceptions
     -    responsible for safety and security oversight for United
     -    reviews Board effectiveness and oversees compensation
          arrangements for non-employee directors
     -    administers the directors plan
     -    reviews management succession planning for certain senior
          positions
     -    acts as a search committee and recommends to Board
          appointment of a successor CEO (requires four votes,
          excluding Mr. Creighton)
--------------------------------------------------------------------------------------------
                                                                                3
     AUDIT

     -    reviews and discusses with management and independent
          auditors our annual financial statements prior to
          publication, financial reporting practices and results of
          annual external audit
     -    reviews work of the independent auditors, scope of annual
          external audit and the auditor's independence
     -    makes annual recommendations to our Board for appointment
          of independent public accountants for the coming year
     -    reviews the effectiveness of our financial and accounting
          functions, organization, operations and management and
          adequacy of internal accounting controls
     -    reviews major accounting policies and significant
          judgments affecting the financial statements
     -    establishes and reviews the adequacy of our code of
          business conduct and corporate compliance programs
     -    reviews and reassesses adequacy of this committee's
          charter on an annual basis
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                  NAME AND FUNCTIONS OF COMMITTEE                       MEETINGS IN 2001
--------------------------------------------------------------------------------------------
                                                                                5
     COMPENSATION

     -    reviews and approves compensation and benefits of our
          officers
     -    reviews general policy matters relating to compensation
          and benefits of our non-union employees
     -    administers our equity incentive compensation plans,
          except for responsibilities reserved for the Compensation
          Administration Committee
--------------------------------------------------------------------------------------------
                                                                                6
     COMPENSATION ADMINISTRATION

     -    administers our stock option plans and executive
          compensation programs to the extent these functions cannot or are not appropriate to be performed by the Compensation
          Committee in light of any provision of the Internal
          Revenue Code, securities laws or other applicable laws or
          regulations
--------------------------------------------------------------------------------------------
                                                                                1
     CAP

     -    oversees implementation of our Competitive Action Plan to
          improve United's competitiveness on short-haul routes
          under which United Shuttle(R) was established
     -    approves on our behalf any modifications to the
          Competitive Action Plan, other than those matters reserved to the Labor Committee
     -    approves modifications to Salaried and Management Employee
          Investment (as defined in our charter) (vote must include
          two union directors and all Outside Public Directors, as
          defined in our charter)
--------------------------------------------------------------------------------------------
                                                                               13
     LABOR

     -    reviews and approves the entering into of, and
          modifications and amendments to, collective bargaining
          agreements to which we are a party, with certain
          exceptions
--------------------------------------------------------------------------------------------
                                                                                3
     INDEPENDENT DIRECTOR NOMINATION

     -    nominates candidates to become Independent Director
          members of the Board
     -    fills vacancies in Independent Director positions
     -    appoints Independent Directors to serve on Board
          Committees (nominations and appointments require vote of
          majority of Independent Directors plus one union director)
--------------------------------------------------------------------------------------------
                                                                                1
     OUTSIDE PUBLIC DIRECTOR NOMINATION

     -    nominates candidates to become Outside Public Director
          members of the Board
     -    fills vacancies in Outside Public Director position
     -    appoints Outside Public Directors to serve on Board
          Committees
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                  NAME AND FUNCTIONS OF COMMITTEE                       MEETINGS IN 2001
--------------------------------------------------------------------------------------------
                                                                                2
     PENSION AND WELFARE PLANS OVERSIGHT

     -    oversees our compliance with laws governing employee
          benefit plans that we maintain
--------------------------------------------------------------------------------------------
                                                                                0
     TRANSACTION

     -    evaluates and advises the Board on any proposed merger or
          consolidation of us with or into, the sale, lease or
          exchange of all or substantially all of our property or
          assets to, or a significant business transaction with, any
          Labor Affiliate (as defined in our charter)
--------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                       COMMITTEE MEMBERSHIP
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        PENSION
                                                                                           OUTSIDE         &
                                                                    INDEPENDENT             PUBLIC      WELFARE
                                                COMP                 DIRECTOR              DIRECTOR      PLANS
                           AUDIT   CAP   COMP   ADMIN   EXECUTIVE   NOMINATION    LABOR   NOMINATION   OVERSIGHT   TRANSACTION
----------------------------------------------------------------------------------------------------------------------------------
    John W. Creighton,
    Jr.                            --    --              Ch                       Ch
----------------------------------------------------------------------------------------------------------------------------------
    Rono J. Dutta
----------------------------------------------------------------------------------------------------------------------------------
    W. James Farrell       --      --    --     --                                          Ch          --           --
----------------------------------------------------------------------------------------------------------------------------------
    W. Douglas Ford                      --                           --                                --
----------------------------------------------------------------------------------------------------------------------------------
    Richard D. McCormick   --            Ch     Ch       --           --          --                                 --
----------------------------------------------------------------------------------------------------------------------------------
    James J. O'Connor      --      --                    --                                 --                       Ch
----------------------------------------------------------------------------------------------------------------------------------
    Hazel R. O'Leary       --      --    --     --                    Ch                                             --
----------------------------------------------------------------------------------------------------------------------------------
    John F. Peterpaul              --    --              --           --                                --
----------------------------------------------------------------------------------------------------------------------------------
    Paul E. Tierney, Jr.   Ch      --                                             --        --                       --
----------------------------------------------------------------------------------------------------------------------------------
    John K. Van de Kamp    --      Ch                    --           --          --                    Ch           --
----------------------------------------------------------------------------------------------------------------------------------
    John H. Walker         --                                         --                                --           --
----------------------------------------------------------------------------------------------------------------------------------
    Paul R. Whiteford,
    Jr.                            --    --              --           --                                --


----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
    Key:  --    =  Current Committee Assignment
         Ch =  Chairman
----------------------------------------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Creighton and Capt. Whiteford serve on the Compensation Committee, but not the Compensation Administration Committee. Mr. Creighton, Capt. Whiteford and Mr. Canale are employees of ours. Capt. Whiteford is also the Chairman of the ALPA-MEC and an officer of ALPA. ALPA and we are parties to a collective bargaining agreement for our pilots represented by ALPA. Mr. Canale is President and Directing General Chairman of the IAM District Lodge 141. We and the IAM are parties to a collective bargaining agreement for our ramp and stores, public contact employees, food service, security officers and Mileage Plus(R) employees represented by the IAM.

DIRECTOR COMPENSATION

     We do not pay directors who are employees of the company additional compensation for their services as directors. From January to September 2001, compensation for non-employee directors included the following:

     - annual retainer of $18,000

     - $900 for each board and board committee meeting attended

     - annual retainer of $2,700 to committee chairmen (other than chair of Compensation Administration Committee)

     - expenses of attending board and committee meetings

     - 400 shares of common stock each year

     - 189 deferred stock units representing common stock each year

     Beginning in September 2001, non-employee directors waived their compensation for the remainder of the year.

     Under our stock ownership guidelines, our directors are to keep the 400 shares they receive each year while they are on the Board. They may also elect to receive some or all of their cash retainers and fees in UAL common stock, as well as defer their stock and cash compensation for tax purposes. The deferred stock units are unfunded and are not settled until after the director leaves the Board.

     We consider it important for our directors to understand our business and have exposure to our operations and employees. For this reason, we provide free transportation and free cargo shipment on United to our directors and their spouses and eligible dependent children. We reimburse our directors for income taxes resulting from actual use of the travel and shipment privileges. A director who retires from the Board with at least five years of company creditable service will receive free travel and cargo benefits for life, subject to certain exceptions.

     The cost of this policy in 2001 for each director, including cash payments made in January 2002 for income tax liability, was as follows:

----------------------------------------------------------------------------------------------
            NAME                 COST($)                     NAME                 COST($)
----------------------------------------------------------------------------------------------
  John W. Creighton, Jr.           11,758        Hazel R. O'Leary                    1,531
----------------------------------------------------------------------------------------------
  Rono J. Dutta                    18,504        John F. Peterpaul                   4,791
----------------------------------------------------------------------------------------------
  W. James Farrell                 10,778        Paul E. Tierney, Jr.               76,847
----------------------------------------------------------------------------------------------
  Richard D. McCormick             47,432        John K. Van de Kamp                27,879
----------------------------------------------------------------------------------------------
  James J. O'Connor                44,697        Paul R. Whiteford, Jr.                  0
----------------------------------------------------------------------------------------------

                       BENEFICIAL OWNERSHIP OF SECURITIES

CERTAIN BENEFICIAL OWNERS

     The following table shows the number of shares of our voting securities owned by any person or group known to us as of March 18, 2002, to be the beneficial owner of more than 5% of any class of our voting securities.

------------------------------------------------------------------------------------------------------
                                                                                          PERCENT OF
                                                                                             TOTAL
                                                            AMOUNT AND                   VOTING POWER
                                                              NATURE                      OUTSTANDING
    NAME AND ADDRESS OF                                    OF BENEFICIAL    PERCENT OF   FOR PROPOSALS
     BENEFICIAL OWNER               TITLE OF CLASS         OWNERSHIP(1)       CLASS           2-7
------------------------------------------------------------------------------------------------------
State Street Bank and Trust    Common Stock                 56,099,316(2)      50.8%           --
  Company, Trustee             Class P ESOP Voting           6,620,179(2)       100%         25.4%
  225 Franklin Street            Junior Preferred Stock
  Boston, MA 02110             Class M ESOP Voting           6,156,627(2)       100%         20.4%
                                 Junior Preferred Stock
                               Class S ESOP Voting           2,466,818(2)       100%          9.2%
                                 Junior Preferred Stock
------------------------------------------------------------------------------------------------------
FMR Corp.                      Common Stock                  5,905,310(3)    10.836%          4.9%
  82 Devonshire Street
  Boston, MA 02109
------------------------------------------------------------------------------------------------------
AXA Conseil Vie Assurance      Common Stock                  4,261,940(4)       7.8%          3.5%
  Mutuelle,
AXA Assurances I.A.R.D.
  Mutuelle &
AXA Assurances Vie Mutuelle
  370, rue Saint Honore
  75001 Paris, France
AXA Courtage Assurance
  Mutuelle
  26, rue Louis le Grand
  75002 Paris, France
AXA
  25, avenue Matignon
  75008 Paris, France
AXA Financial, Inc.
  1290 Avenue of the
    Americas
  New York, NY 10104
------------------------------------------------------------------------------------------------------
Capital Group                  Common Stock                  3,533,630(5)       6.5%          2.9%
  International, Inc.
  11100 Santa Monica Blvd
  Los Angeles, CA 90025
------------------------------------------------------------------------------------------------------
United Airlines Pilots         Class Pilot MEC Junior                1          100%           --
  Master
  Executive Council            Preferred Stock
  Air Line Pilots
    Association,
  International
  6400 Shafer Court,
    Suite 700
  Rosemont, IL 60018
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                                                          PERCENT OF
                                                                                             TOTAL
                                                            AMOUNT AND                   VOTING POWER
                                                              NATURE                      OUTSTANDING
    NAME AND ADDRESS OF                                    OF BENEFICIAL    PERCENT OF   FOR PROPOSALS
     BENEFICIAL OWNER               TITLE OF CLASS         OWNERSHIP(1)       CLASS           2-7
------------------------------------------------------------------------------------------------------
International Association      Class IAM Junior                      1          100%           --
  of
  Machinists and Aerospace     Preferred Stock
    Workers
  District #141
  9000 Machinists Place
  Upper Marlboro, MD 20722
------------------------------------------------------------------------------------------------------
W. Douglas Ford                Class SAM Junior                      2        66.67%           --
  UAL Corporation              Preferred Stock
  P.O. Box 66919
  Chicago, IL 60666
------------------------------------------------------------------------------------------------------
Sara A. Fields                 Class SAM Junior                      1        33.33%           --
  Senior Vice                  Preferred Stock
    President-People
  Services and Engagement
  United Airlines
  P.O. Box 66100
  Chicago, IL 60666
------------------------------------------------------------------------------------------------------
Richard D. McCormick           Class I Junior                        1        33.34%           --
  US WEST, Inc.                Preferred Stock
  3200 Cherry Creek South
    Drive
  Denver, CO 80209
------------------------------------------------------------------------------------------------------
Hazel R. O'Leary               Class I Junior                        1        33.33%           --
  2 Wisconsin Circle #700      Preferred Stock
  Chevy Chase, MD 20815
------------------------------------------------------------------------------------------------------
John K. Van de Kamp
  Dewey Ballantine             Class I Junior                        1        33.33%           --
  333 S. Grand Ave.,           Preferred Stock
    26th Floor
  Los Angeles, CA 90071-
    3003
------------------------------------------------------------------------------------------------------

(1) Shares of Class Pilot MEC, Class IAM and Class SAM stock elect one ALPA, IAM and Salaried/Management Employee Director, respectively, and have one vote on all matters submitted to the holders of common stock other than the election of directors. Shares of Class I stock elect four Independent Directors and do not vote on other matters except as required by law. Subsequent to the record date, one share of Class I stock was transferred to John H. Walker, the fourth Independent Director, when he was appointed on March 21, 2002.

(2) Based on Schedule 13G dated February 8, 2002, in which reporting person reported that (1) as trustee under the ESOP, it had shared voting power over 6,620,179 shares of Class P ESOP Voting Junior Preferred Stock representing 25.4% of our voting power, 6,156,627 shares of Class M ESOP Voting Junior Preferred Stock representing 20.4% of our voting power, and 2,466,818 shares of Class S ESOP Voting Junior Preferred Stock (Class P, M and S voting stocks referred to as the voting preferred stocks) representing 9.2% of our voting power, and shared dispositive power over

    11,858,902 shares of Class 1 ESOP Convertible Preferred Stock and 1,973,713 shares of Class 2 ESOP Convertible Preferred Stock, each convertible into quadruple that number of shares of common stock, as well as 6,098 shares of common stock issuable upon conversion of the voting preferred stocks, and
    (2) as trustee acting in various fiduciary capacities, it had sole dispositive power over 404,765 shares of common stock, shared dispositive power over 519 shares, sole voting power for 352,475 shares and shared voting power over 5,000 shares. The reporting person disclaims beneficial ownership of all shares reported. Voting power of voting preferred stocks is limited to matters other than the vote for directors.

(3) Based on Schedule 13G/A (Amendment No. 1) dated February 11, 2002, in which reporting person reported sole voting power for 30,800 shares and dispositive power for 5,905,310 shares.

(4) Based on Schedule 13G/A (Amendment No. 18) dated March 11, 2002, in which AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, as a group, AXA and AXA Financial, Inc. reported sole voting power for 883,340 shares, shared voting power for 3,083,300 shares and sole dispositive power for 4,261,940 shares.

(5) Based on Schedule 13G/A (Amendment No. 2) dated February 12, 2002, in which reporting person reported sole voting power for 3,459,920 shares and sole dispositive power for 3,533,630 shares.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of common stock and of voting preferred stock held in the ESOP owned as of March 18, 2002, by each director, nominee for director and executive officer included in the Summary Compensation Table, and by our directors and executive officers as a group. Unless we say otherwise in a footnote, the owner exercises sole voting and investment power over the securities (other than unissued securities which ownership we have imputed to the owner). Some of our directors and executive officers also own shares of other classes of our preferred stock as shown in the table above.

----------------------------------------------------------------------------------------------------
         NAME OF DIRECTOR OR             COMMON STOCK         PERCENT     VOTING PREFERRED STOCK
     EXECUTIVE OFFICER AND GROUP     BENEFICIALLY OWNED(1)    OF CLASS    BENEFICIALLY OWNED(2)
----------------------------------------------------------------------------------------------------
    Stephen R. Canale                          1,337            *                     0
----------------------------------------------------------------------------------------------------
    John W. Creighton, Jr.                   407,058            *                     0
----------------------------------------------------------------------------------------------------
    Rono J. Dutta                            263,629            *                 1,415
----------------------------------------------------------------------------------------------------
    W. James Farrell                           1,422            *                     0
----------------------------------------------------------------------------------------------------
    W. Douglas Ford                              149            *                     0
----------------------------------------------------------------------------------------------------
    Richard D. McCormick                      11,189            *                     0
----------------------------------------------------------------------------------------------------
    James J. O'Connor                         10,049            *                     0
----------------------------------------------------------------------------------------------------
    Hazel R. O'Leary                           2,485            *                     0
----------------------------------------------------------------------------------------------------
    John F. Peterpaul                          4,437            *                     0
----------------------------------------------------------------------------------------------------
    Paul E. Tierney, Jr.                      40,060            *                     0
----------------------------------------------------------------------------------------------------
    John K. Van de Kamp                        5,689            *                     0
----------------------------------------------------------------------------------------------------
    John H. Walker                                 0            *                     0
----------------------------------------------------------------------------------------------------
    Paul R. Whiteford, Jr.                     7,786            *                 1,248
----------------------------------------------------------------------------------------------------
    Douglas A. Hacker                        363,506            *                 1,798
----------------------------------------------------------------------------------------------------
    Andrew P. Studdert                       220,771            *                   995
----------------------------------------------------------------------------------------------------
    Frederic F. Brace                        174,163            *                 1,086
----------------------------------------------------------------------------------------------------
    Directors and Executive
      Officers as a Group (17
      persons)                             1,647,281             3.0              7,619
----------------------------------------------------------------------------------------------------

* Less than 1%

(1) These numbers include (a) deferred stock units for Creighton 4,922, Farrell 1,022, Ford 149, McCormick 8,991, O'Connor 3,327, O'Leary 2,085, Peterpaul 1,237, Tierney 4,244, and Van de Kamp 5,689 (which reflects beneficial ownership of common stock represented by deferred stock units under the UAL Corporation 1995 Directors Plan); (b) options exercisable within 60 days of March 18, 2002 for Brace 153,025, Creighton 400,000, Dutta 222,550, Hacker 299,850, Studdert 179,300, and for the group 1,378,000; (c) common stock issuable upon conversion of ESOP preferred for Brace 4,346, Dutta 5,660, Hacker 7,192, Studdert 3,979, Whiteford 4,993, and for the group 30,476 (see footnote 2); (d) for Mr. Canale, 1,337 held indirectly by a pension plan;
    (e) for Mr. Dutta, 88 held indirectly by a United 401(k) plan; (f) for Mr. Whiteford, 2,792 held indirectly by a qualified retirement plan; (g) for Mr. Brace, 5,090 each held indirectly by his and his spouse's trust; and (h) for the group, 4,320 held indirectly by estate of deceased spouse.

(2) Reflects beneficial ownership through the ESOP of (a) Class P Voting Stock for Mr. Whiteford, and (b) Class S Voting Stock for Messrs. Brace, Dutta, Hacker and Studdert, and for directors and executive officers as a group. Represents less than 1%.

                                AUDIT COMMITTEE

GENERAL

     Our Audit Committee is comprised of seven independent members as independence is defined in the NYSE listing rules. Our Audit Committee has adopted a written charter that was approved by our Board in February 2001. The charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities.

AUDIT COMMITTEE REPORT

                                UAL CORPORATION

UAL Audit Committee Report

To the Board Of Directors of UAL Corporation:

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

     We have discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with Arthur Andersen LLP its independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

Paul E. Tierney, Jr., Chairman     James J. O'Connor
W. James Farrell                   Hazel R. O'Leary
Richard D. McCormick               John K. Van de Kamp

                                UAL CORPORATION
                          RELATIVE MARKET PERFORMANCE
                             TOTAL RETURN 1996-2001

[PERFORMANCE GRAPH]

           --------------------------------------------------------------------------------------------------
                                        1996        1997        1998        1999        2000        2001
           --------------------------------------------------------------------------------------------------
             UAL Corp                  100.00      148.00       98.50      124.10       63.56       22.43
             S&P 500 Index             100.00      133.36      171.48      207.56      188.66      166.24
             Peer Group*               100.00      166.82      163.07      161.13      228.01      155.39
           --------------------------------------------------------------------------------------------------

                                                  Source: Compustat Database
        --------------------------------------

        *Alaska Air, AMR, Delta, Southwest, USAirways

                             EXECUTIVE COMPENSATION

                        UAL CORPORATION COMPENSATION AND
                 COMPENSATION ADMINISTRATION COMMITTEES' REPORT

WHAT WAS THE COMPANY'S COMPENSATION PHILOSOPHY FOR 2001?

     The company's executive compensation program is designed to:

     - Attract, retain and motivate top quality and experienced executives,

     - Provide industry competitive compensation opportunities, and

     - Support a pay-for-performance culture.

WHAT IS THE STRUCTURE OF THE COMPENSATION PROGRAM?

     - The officer compensation program primarily focuses on promoting pay-for-performance by emphasizing pay at risk. The program is oriented toward stockholders' interests through the use of long-term stock-based initiatives, creating a direct link between officer rewards and increased stockholder value.

     - Each element of total compensation (base salary, annual bonus and stock options) is targeted at median levels paid by major industrial corporations with comparable revenue and scope of operations. For those positions considered unique to the airline industry, the company targets the median practices, adjusted for size, of other major airlines.

     - The annual incentive program, the Performance Incentive Plan, is based on financial, operational, customer and employee satisfaction goals.

     - The company maximizes tax deductibility of compensation paid to employees covered by Internal Revenue Code Section 162(m), with certain exceptions.

     In addition, long term incentive arrangements for executives of the Company's wholly-owned subsidiary, UAL Loyalty Services, Inc. (formerly known as United NewVentures and referred to as ULS), have been established to closely align compensation with the increased value of that business as discussed below.

WHAT CHANGES HAVE OCCURRED TO EXECUTIVE COMPENSATION IN 2001?

     Mr. James Goodwin resigned as Chairman of the Board and Chief Executive Officer of the company on October 28, 2001. Upon his resignation, Mr. Creighton assumed the positions of Chairman and CEO. Mr. Creighton receives no salary and incentive compensation at this time. At the time of hire, Mr. Creighton received a stock option grant of 400,000 shares of the company's common stock at a grant price of $14.48.

     In September 2001, Mr. Brace was promoted to Senior Vice President and Chief Financial Officer in order to allow Mr. Hacker to focus his attention on the development and operation of ULS as its President. Mr. Hacker's 2001 stock option grant was reduced by 50% based on his participation in the ULS long-term incentive plan. He will receive no further stock option grants as a result of an increase in his participation in the ULS long-term incentive plan as described below.

HOW ARE BASE SALARIES DETERMINED?

     Base salaries for executive officers of the company are based on median levels paid by other major industrial corporations comparable in revenue and scope of operations. For airline industry specific roles, the company targets the median, adjusted for size, of other major airlines.

     In keeping with the Committees' philosophy of providing compensation to attract, retain and motivate top quality and experienced officers, base salaries of executive officers were increased in April 2001. The increase averaged 11% based on competitive officer salaries at other companies similar in revenue and operational scope.

HOW ARE BONUSES DETERMINED?

     United's performance incentive plan was created to support the company's strategic objectives and reward individual performance. On an annual basis, the threshold, target and maximum performance levels for financial, operational, customer and employee related goals are set for the company. The incentive award payout is based on the company performance against the goals, and on grade assignment of the participant's job. Awards are modified based on individual performance. The incentive program allows for the deferral, at the participant's election, of all or a portion of his or her award in UAL common stock or cash. A participant who elects a stock deferral is entitled to a deferred stock credit valued at 120% of the dollar amount deferred. Deferred stock units in excess of 100% of the award's value will be forfeited if the units are withdrawn within 5 years of the award year.

     The CEO recommends award amounts to the Compensation Committee (or the Compensation Administration Committee for awards intended to qualify under
Section 162(m) of the Internal Revenue Code) based on a pre-established formula.

     Executive officers who participated in this plan did not receive any incentive award for 2001 because of the company's 2001 financial performance.

     As part of the creation of ULS, a long-term incentive plan (referred to as LTIP) was adopted by ULS to reward its employees for its share of the incremental net increase in value of ULS's asset portfolio. Under the LTIP, Mr. Hacker receives 1% of the net value created of ULS's asset portfolio. This amount was increased to 1.75% effective July 2001 in lieu of any future UAL stock option grants. Payouts under the LTIP would occur at the end of its four-year term or earlier in the event of a public offering relating to the ULS business or other liquidating event. Payments under the LTIP will not qualify for Section 162(m) of the Internal Revenue Code treatment. A liquidating event occurred in 2000 under the LTIP, the payment of which vests in four equal annual installments. Mr. Hacker received one-fourth of this total payment in 2001 as set forth in the Summary Compensation Table.

     In addition, under the company's performance incentive plan, performance objectives were set for ULS. The threshold, target and maximum performance levels for financial, operational, customer and business development goals were set. Mr. Hacker as President of ULS received a payment as set forth in the Summary Compensation Table as a result of ULS meeting its objectives under the performance incentive plan.

HOW ARE STOCK OPTIONS DETERMINED?

     The stock compensation program is comprised entirely of annual stock options. Option grants are determined in consideration of individual performance based on general and airline industry practices. The CEO recommends stock option grants for each executive officer to the Compensation Committee (or the Compensation Administration Committee, in the case of awards which qualify for certain exemptions from Section 16 of the Securities Exchange Act pursuant to Rule 16b-3 or Section 162(m) qualified grants). The Committee determines stock awards for the CEO based upon a comparable process and makes a final determination on stock awards for the executive officers.

     Stock options may not be granted at less than fair market value on the date of grant. Stock options carry a 10-year term and typically vest ratably over a four-year period. The company's stock option plan includes provisions to preserve, to the maximum extent possible, the deductibility by the company of amounts awarded under the plan.

     The company's executive officers received a stock option grant in 2001, subject to the company's normal vesting schedule (except for Mr. Creighton), in full compliance with Section 162(m) of the Internal Revenue Code. Mr. Creighton's 2001 grant vests in six equal monthly installments commencing one month from the date of grant.

DOES THE COMPANY USE RESTRICTED STOCK AS AN ELEMENT OF THE COMPENSATION PROGRAM?

     The company has eliminated restricted stock as a component of its normal compensation program. However, to enable the company to attract high quality management at the most senior officer levels, sign-on compensation packages for these officers at the time of hiring may include cash and restricted or other stock awards in addition to compensation of the types described above. In addition, restricted stock may be used for a limited number of United employees in response to compelling business requirements, such as for recruitment, retention or promotion of key management employees.

HOW HAS THE COMPANY RESPONDED TO IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million paid to certain executive officers, unless the payments are made under plans that satisfy the technical requirements of the Code as "performance-based."

     Stock options and awards under the Performance Incentive Plan are designed so that the compensation paid will be tax deductible to the company. The Committee believes that performance-based pay over $1 million is sometimes required to attract and retain executives in a competitive marketplace. The company has not paid any non-deductible compensation in excess of $1 million. The Committee reserves the right to determine when and if it is in the company's best interest to forego deductibility.

DOES THE COMPANY REQUIRE EXECUTIVE OFFICERS TO HOLD STOCK IN THE COMPANY?

     To encourage accumulation and retention of common stock by officers, guidelines have been adopted providing for the minimum ownership of common stock at the following multiples of annual salary:

     - Chairman and Chief Executive Officer, five times;

     - President and Executive Vice Presidents, three times; and

     - Senior Vice Presidents, two times.

     Unexercised stock options, unvested restricted stock and ESOP stock ownership are not recognized for purposes of these guidelines.

WHAT WAS THE BASIS FOR MR. GOODWIN'S 2001 COMPENSATION?

     The company entered into a five-year employment agreement with Mr. Goodwin in 1999. He did not receive an increase in base salary, which remained at the 2000 level of $900,000.

     Under his agreement, Mr. Goodwin was eligible to receive an annual bonus under the company's Performance Incentive Plan. Mr. Goodwin's target percentage could be no less than the maximum permitted under the plan (called the target bonus). He was entitled to an additional 20% over his target award amount for superior performance. A pro-rated bonus of $742,192 was paid to him in 2001 in accordance with his employment agreement.

     Mr. Goodwin received a non-qualified stock option grant in February 2001 of 309,600 shares, subject to the company's normal vesting schedule. In addition, under his employment agreement, his remaining restricted stock awards vested immediately as of the date of his resignation.

     In connection with Mr. Goodwin's resignation, he received a severance payment in 2001 equal to three times his base salary and bonus under the terms of his employment agreement as disclosed in the Summary Compensation Table. In addition, the company amended his employment agreement to provide office and secretarial support for five years.

WHAT WAS THE BASIS FOR MR. CREIGHTON'S 2001 COMPENSATION?

     Mr. Creighton received no salary and bonus in 2001 as Chairman and CEO of the company. In connection with his appointment, he received a non-qualified stock option grant of 400,000 shares of common stock which vests in six monthly installments beginning one month from the date of grant.

DO THE COMMITTEES SEEK OUTSIDE, INDEPENDENT ADVICE ON COMPENSATION MATTERS?

     The Compensation Committee and Compensation Administration Committee consult with independent compensation advisors on executive compensation matters. The Committees also have access to competitive data on compensation levels for officer positions.

                     UAL CORPORATION COMPENSATION COMMITTEE

Richard D. McCormick, Chairman              Hazel R. O'Leary
John W. Creighton, Jr.                      John F. Peterpaul
W. James Farrell                            Paul R. Whiteford, Jr.

             UAL CORPORATION COMPENSATION ADMINISTRATION COMMITTEE

Richard D. McCormick, Chairman              Hazel R. O'Leary
W. James Farrell

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                    --------------------------------   -----------------------------------
                                                                                AWARDS             PAYOUTS
                                                                       -------------------------   -------
                                                           OTHER       RESTRICTED    SECURITIES
                                                           ANNUAL        STOCK       UNDERLYING     LTIP      ALL OTHER
         NAME AND                   SALARY     BONUS    COMPENSATION     AWARDS     OPTIONS/SARS   PAYOUTS   COMPENSATION
    PRINCIPAL POSITION       YEAR     ($)       ($)        ($)(1)        ($)(2)         (#)        ($)(3)       ($)(4)
---------------------------  ----   -------   -------   ------------   ----------   ------------   -------   ------------
John W. Creighton            2001         0         0      11,364              0      400,000                         0
  Chairman and Chief
  Executive Officer
James E. Goodwin             2001   739,615   742,192      52,239              0      309,600                 5,711,359
  Former Chairman and        2000   843,528   225,000      60,877              0      180,000                   116,468
  Chief Executive Officer    1999   572,843   580,000         446      3,912,500      251,700                   213,351
Rono J. Dutta                2001   600,000         0      17,633              0      145,700                    47,741
  President                  2000   556,379   118,062      39,739              0       78,000                    35,670
                             1999   351,596   280,000      29,542      1,581,250       65,300                    97,470
Douglas A. Hacker            2001   515,000   192,880      70,037              0       60,700      160,116       41,482
  Executive Vice President   2000   464,583   109,316       9,001              0       65,000                    25,622
                             1999   344,546   245,000       9,001      1,581,250       65,300                   109,946
Andrew P. Studdert           2001   515,000         0       6,562              0      121,400                    21,271
  Executive Vice President   2000   451,042    85,586       4,634              0       65,000                    30,120
  and Chief Operating        1999   294,311   210,000       7,628      1,581,250       45,800                    87,489
  Officer
Frederic F. Brace            2001   350,953         0      38,192              0       52,300                    12,166
  Senior Vice President and
  Chief Financial Officer

------------------------------
(1) For Mr. Goodwin, amount includes $13,900 for financial advisory services, $14,280 for club membership dues and $22,199 for automobile benefits in 2001 and $23,000 in 2000 for financial advisory services.

(2) The number and value of restricted stock holdings at December 31, 2001 for each of Messrs. Dutta, Hacker and Studdert is 25,000 shares and $337,500, respectively. These grants vest 100% five years from the date of grant. Dividends are paid on these restricted shares to the extent paid on our common stock.

(3) Represents a payment under the UAL Loyalty Services (ULS) long-term incentive plan equal to Mr. Hacker's vested interest in net value created of ULS' asset portfolio upon a liquidating event involving a sale of a portfolio asset as described in the Executive Compensation report. Mr. Hacker's 2001 stock option grant was reduced by 50% to reflect his participation in the ULS LTIP.

(4) Amounts include value of shares of ESOP preferred stock allocated to the officer's account for 2000 and 1999 (as applicable) as follows, based upon the applicable year-end closing price of common stock multiplied by the number of shares of common stock issuable upon conversion of ESOP preferred stock: Mr. Goodwin, $46,650, $138,527; Mr. Dutta, $24,922, $86,948; Mr.
    Hacker, $22,313, $94,549; and Mr. Studdert, $18,730, $75,468. Balance for
    2000 and 1999 and amount for 2001 (other than for Mr. Goodwin) represents compensation for split dollar insurance program premiums. For Mr. Goodwin, amount in 2001 represents $107,125 in split dollar life insurance premiums, $5.4 million as severance (based on three times his annual salary and bonus) under his employment agreement and $204,234 in accrued but unused vacation.

                             OPTION GRANTS IN 2001

     This table gives information about stock options we granted during 2001 to the officers named in the Summary Compensation Table. The hypothetical present values of stock options granted in 2001 are calculated under a modified Black-Scholes model, a mathematical formula used to value options. The actual amount realized upon exercise of stock options will depend upon the amount by which the market price of common stock on the date of exercise is greater than the exercise price. The officers will not be able to realize a gain from the stock options granted unless, during the exercise period, the market price of common stock is above the exercise price of the options.

                           NUMBER OF      % OF TOTAL
                          SECURITIES       OPTIONS      EXERCISE                  HYPOTHETICAL
                          UNDERLYING      GRANTED TO    OR BASE                 PRESENT VALUE AT
                            OPTIONS      EMPLOYEES IN    PRICE     EXPIRATION    DATE OF GRANT
NAME                     GRANTED(#)(1)   FISCAL YEAR     ($/SH)       DATE            $(2)
----                     -------------   ------------   --------   ----------   ----------------
John W. Creighton, Jr.      400,000          12.6        14.48      10/28/11         800,000
James E. Goodwin            309,600           9.7        37.47       2/20/11       3,962,880
Rono J. Dutta               145,700           4.6        37.47       2/20/11       1,864,960
Douglas A. Hacker            60,700           1.9        37.47       2/20/11         776,960
Andrew P. Studdert          121,400           3.8        37.47       2/20/11       1,553,920
Frederic F. Brace            52,300           1.6        37.47       2/20/11         669,448

------------------------------
(1) All options become exercisable in four equal annual installments commencing February 21, 2002, one year from the date of grant, except Mr. Creighton's options which are exercisable in six equal monthly installments commencing November 28, 2001. The options are transferable, at the officer's election, to certain family members.

(2) To realize hypothetical present values upon the exercise of the options, the market price would have to increase to $50.27 for the February 21, 2001 grants and $16.48 for the October 28, 2001 grant. The modified Black-Scholes model used to calculate the hypothetical values at date of grant considers a number of factors to estimate the option's present value, including the stock's historic volatility calculated using the monthly closing price of common stock over a 79 month period ending February 2001 (or, for the October 28, 2001 grant, over an 87 month period ending October 2001), the estimated average holding period of the option, interest rates and the stock's expected dividend yield. The assumptions used in the valuation of the February 21, 2001 options were: stock price volatility -- .36, holding period -- 4 years, interest rate -- 6.4%, and dividend yield -- 2.4%. The assumptions used in the valuation of the October 28, 2001 options were: stock price volatility -- .46, holding period -- 6 months, interest rate -- 4.5%, and dividend yield -- 0%.

     There is no assurance that the hypothetical present values of stock options presented in the table above represent the actual values of the options, and the hypothetical values shown should not be viewed as our predictions of the future value of common stock.

                     AGGREGATED 2001 FY-END OPTION VALUES*

                                    NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                    OPTIONS AT FY-END (#)                 AT FY-END ($)
             NAME                 EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
             ----                 -------------------------         -------------------------
John W. Creighton                      133,334/266,666                         0/0
James E. Goodwin                       338,225/582,825                         0/0
Rono Dutta                             142,262/244,888                         0/0
Douglas A. Hacker                      244,062/150,138                         0/0
Andrew P. Studdert                     115,212/199,088                         0/0
Frederic F. Brace                      137,275/229,900                         0/0

------------------------------
* Options granted prior to July 12, 1994 are exercisable for two shares of common stock and $84.81. The value of those options includes the cash amount delivered when exercised.

                   LONG-TERM INCENTIVE PLANS--AWARDS IN 2001

     The following table and accompanying footnotes provide information regarding an award to Mr. Hacker in 2001 under the UAL Loyalty Services long-term incentive plan. This plan was adopted by ULS to reward all of its employees for its share of the incremental net increase in value of its asset portfolio.

                           NUMBER OF SHARES,       PERFORMANCE OR           ESTIMATED FUTURE
                            UNITS OR OTHER       OTHER PERIOD UNTIL     PAYMENTS UNDER NON-STOCK
         NAME                 RIGHTS (#)        MATURATION OR PAYOUT       PRICE-BASED PLANS
         ----              -----------------    --------------------    ------------------------
Douglas A. Hacker              .75%(1)            July 1, 2004(2)               N/A(3)

------------------------------
(1) On July 1, 2001, Mr. Hacker received an additional award of a .75% interest under the LTIP. This award, together with a 1% award granted on July 1, 2000, entitle him to cash payment of 1.75% of the net value created of ULS' asset portfolio during the relevant performance period, subject to vesting as described below.

(2) Mr. Hacker's 1% interest in the LTIP awarded on July 1, 2000 vests in 25% annual increments over the four years from July 1, 2000, the date the LTIP was established. The additional .75% interest awarded on July 1, 2001 vests in 33.33% increments over three years from July 1, 2001. Vesting is contingent upon his continued employment by the company. Payouts under the LTIP will occur (a) on July 1, 2004, at the end of the relevant performance period or (b) earlier in the event of a public offering relating to the ULS business or other liquidating event involving the sale of a portfolio asset, subject, however, to the vesting schedule described above.

(3) Because the value of the award is linked to the total net value created of ULS' asset portfolio, including reductions for losses in value, estimated future payments cannot be determined.

                               PENSION PLAN TABLE

                                             YEARS OF PARTICIPATION
   FINAL      ------------------------------------------------------------------------------------
AVERAGE PAY      15            20            25             30              35              40
-----------   --------      --------      --------      ----------      ----------      ----------
$  200,000    $ 48,000      $ 64,000      $ 80,000      $   96,000      $  112,000      $  128,000
   400,000      96,000       128,000       160,000         192,000         224,000         256,000
   600,000     144,000       192,000       240,000         288,000         336,000         384,000
   800,000     192,000       256,000       320,000         384,000         448,000         512,000
 1,000,000     240,000       320,000       400,000         480,000         560,000         640,000
 1,200,000     288,000       384,000       480,000         576,000         672,000         768,000
 1,400,000     336,000       448,000       560,000         672,000         784,000         896,000
 1,600,000     384,000       512,000       640,000         768,000         896,000       1,024,000
 1,800,000     432,000       576,000       720,000         864,000       1,008,000       1,152,000
 2,000,000     480,000       640,000       800,000         960,000       1,120,000       1,280,000
 2,000,000     480,000       640,000       800,000         960,000       1,120,000       1,280,000
 2,200,000     528,000       704,000       880,000       1,056,000       1,232,000       1,408,000

     This table is based on retirement at age 65 and selection of a straight life annuity (other annuity options are available, which would reduce the amounts shown). The amount of the normal retirement benefit under the plan is the product of 1.6% times years of credited participation in the plan times final average pay (highest five of last 10 years of covered compensation). The retirement benefit amount is not offset by the participant's social security benefit. Compensation used in calculating benefits under the plan includes base salary and amounts shown as bonus in the Summary Compensation Table. Under the qualified plan, years of participation for persons named in the compensation table are as follows: Mr. Goodwin -- 34 years; Mr. Brace -- 13 years; Mr.
Dutta -- 16 years; Mr. Hacker -- 8 years; and Mr. Studdert -- 6 years. The amounts shown do not reflect limitations imposed by the Internal Revenue Code on retirement benefits that may be paid under plans qualified under the code. United has agreed to provide under non-qualified plans the portion of the retirement benefits earned under the pension plan that would otherwise be subject to code limitations.

     If Mr. Hacker is employed until age 50 he will be credited with additional years of participation so that his total years of participation will equal 25.4 years. In addition, if he is employed during the period between the date he attains age 50 and the date he attains age 55, he will be credited with an additional month of participation for each month of participation credited to him.

EMPLOYMENT CONTRACTS AND ARRANGEMENTS

GOODWIN'S RESIGNATION ARRANGEMENT

     In connection with Mr. Goodwin's resignation in 2001, we amended his employment agreement to provide him with office space and secretarial support for five years so that he may assist us as needed with issues originating when he was CEO. In addition, he received a severance payment under his employment agreement equal to three times his salary and bonus.

     His options will continue to vest under the normal vesting schedules in the option agreements and his remaining restricted stock awards immediately vested on the end of his employment with us.

CREIGHTON'S BENEFIT ARRANGEMENT

     Mr. Creighton was elected Chairman and CEO of the company effective October 28, 2001. He receives no salary and bonus for his position. Mr. Creighton received a stock option grant of 400,000 shares of common stock which vests ratably in six monthly installments beginning one month from his date of hire.

     In addition, for a period not to exceed one year from the employment date, he is entitled to temporary living expenses while working at the company's headquarters in Chicago including the cost of a temporary residence (not to exceed $3,000 per month) and a per diem allowance. The company also provides Mr. Creighton with office space located in the vicinity of his personal residence in Seattle to be used primarily for company business while he is staying at his personal residence. The reimbursement for this office space is limited to $3,000 per month.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     As of the date of this proxy statement, an independent auditor has not been selected for 2002 as the Audit Committee and the Board continue to closely monitor recent public disclosures and evaluate any developments regarding Arthur Andersen LLP.

     Arthur Andersen LLP, independent public accountants, audited our financial statements for 2001 and has audited our accounts since it was originally retained in 1935. It is anticipated that a representative of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions at that time.

INDEPENDENT ACCOUNTANT FEES

     The aggregate fees billed for professional services (including out-of-pocket expenses) rendered by Arthur Andersen in 2001 are as follows:

SERVICE                                                              FEE
-------                                                           ----------
Audit Fees....................................................    $  960,000
Financial Information Systems Design and Implementation
  Fees........................................................             0
All Other Fees................................................    $2,283,254
  Audit Related.................................    $  501,542
  Non-audit Related.............................    $1,781,712*

------------------------------
* Of this amount, $1,622,571 (91%) was related to tax services and transactional due diligence work.

     Our Audit Committee has considered whether the 2001 non-audit services provided by Arthur Andersen are compatible with maintaining auditor independence.

                                 PROPOSALS 2-7
                             STOCKHOLDER PROPOSALS

PROPOSAL NO. 2 CONCERNING CUMULATIVE VOTING

     Ms. Evelyn Y. Davis, 2600 Virginia Avenue, N.W. Suite 215, Washington D.C. 20037, owner of 300 shares, has given notice that she will introduce the following resolution at the annual meeting:

        "RESOLVED: "That the stockholders of UAL Corporation, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

        REASONS: "Many states have mandatory cumulative voting, so do National Banks."

        "In addition, many corporations have adopted cumulative voting."

        "If you AGREE, please mark your proxy FOR this resolution."

THE BOARD OF DIRECTORS OPPOSES THE ABOVE PROPOSAL.

     The Board of Directors is opposed to this proposal because it does not believe cumulative voting is in the best interests of UAL and its stockholders. The current structure for determining membership on the Board of Directors was the result of the negotiation of the 1994 recapitalization transaction with the company's unions, which was approved by the Company's stockholders. The current system for electing UAL's public directors (i.e., one share of common stock to have one vote for each nominee) is similar to most public companies and results in a more effective Board in which each of the public directors represents the stockholders as a whole.

     Cumulative voting is undesirable because, among other things, it introduces the opportunity for an individual holder or group of holders of UAL common stock to weight their vote and influence the public director election process in a manner that may be divisive and contrary to the wishes of a majority of the publicly-held shares. Cumulative voting could result in the election of a board member who represents the special interest of a small group of stockholders rather than all of UAL's stockholders. The Board believes that each public director should serve on the Board only if he or she has been endorsed by the holders of the publicly-held shares as a whole. UAL stockholders have rejected an essentially identical proposal in the past and should continue to do so.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

PROPOSAL NO. 3 CONCERNING POISON PILLS

     Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278-2453, owner of 75 shares, has given notice that he will introduce the following resolution at the annual meeting:

                   "3 -- FOR SHAREHOLDER VOTE ON POISON PILLS

Shareholders request that the board seek shareholder approval prior to adopting any pill and also redeem or terminate any pill now in effect unless it has been approved by a shareholder vote at the next shareholder meeting.

              Negative Impact of Poison Pills on Shareholder Value
A study by the Securities and Exchange Commission found evidence that the negative effect of poison pills to deter profitable takeover bids outweigh benefits.

        Source: Office of the Chief Economist, Securities and Exchange Commission, The Effect of Poison Pills on the Wealth of Target Shareholders, October 23, 1986.

                   Additional Support for this Proposal Topic
        - Pills adversely affect shareholder value.
             Power and Accountability
             Nell Minow and Robert Monks
             Source: www.thecorporatelibrary.com/power from www.thecorporatelibrary.com

        - The Council of Institutional Investors
           (www.cii.org/ciicentral/policies.htm & www.cii.org) recommends shareholder approval of all poison pills.

              Institutional Investor Support for Shareholder Vote
Many institutional investors believe poison pills should be voted on by shareholders. This includes the Council of Institutional Investors which represents 200 institutional investors, the Teachers Insurance and Annuity Association College Retirement Equities Fund (TIAA-CREF) and the California Public Employees Retirement System (CalPERS). A poison pill can insulate management at the expense of shareholders I believe. A poison pill is such a powerful tool that shareholders should be able to vote on whether it is appropriate. I believe a shareholder vote on poison pills will avoid an unbalanced concentration of power in the directors who could focus on narrow interests at the expense of the vast majority of shareholders.

             Institutional Investor Support is High-Caliber Support
Clearly this proposal topic has significant institutional support. This topic won an average 60% APPROVAL from shareholders at major companies in 1999.
Source: Investor Responsibility Research Center, 2000 Annual Meeting Report on Delphi Automotive Systems, April 2000.

     Institutional investor support is high-caliber support. Institutional investors have the advantage of a specialized staff and resources, long-term focus, fiduciary duty and independent perspective to thoroughly study the issues involved in this proposal topic.

        This topic won 68% approval at the Burlington Northern Santa Fe
                        (BNI) 2001 shareholder meeting.
This proposal topic won 68% of the yes-no vote at the Burlington Northern Santa Fe (BNI) 2001 annual meeting. The text of the BNI proposal, which has further information on the disadvantages of poison pills, is available at The Corporate Library website: www.thecorporatelibrary.com
At this URL page:
     http://asp.thecorporatelibrary.net/proposals/FullText.asp?Company_ID=10563&
Resolution_ID=515&Proxy_Season=2001

               Shareholder Vote Precedent Set by Other Companies
In recent years, various companies have been willing to redeem poison pills or at least allow shareholders to have a meaningful vote on whether a poison pill should remain in force. We believe that our company should do so as well.

                 In the interest of shareholder value vote yes:

                      FOR SHAREHOLDER VOTE ON POISON PILLS
                                   YES ON 3."

THE BOARD OF DIRECTORS OPPOSES THE ABOVE PROPOSAL.

     The Board is opposed to this proposal because it would prevent the Board from acting quickly to adopt a poison pill. UAL currently does not have a shareholder rights plan, commonly known as a poison pill, in place. The purpose of a shareholder rights plan is to the protect a corporation from an acquisition that may not be in the best interest of the corporation by forcing potential acquirers to negotiate with the company's board of directors and management, which in turn allows a board of directors to better represent the interests of its stockholders. If the Board in the future determines that UAL should adopt a shareholder rights plan, the Board does not believe requiring shareholder approval is necessary to protect the interests of UAL's stockholders because Delaware law already imposes fiduciary duties on the Board, which would require the Board to consider any legitimate proposal for the acquisition of UAL regardless of whether there is a shareholder rights plan in place. Delaware law, under which UAL is incorporated, does not require a stockholder vote in order to adopt a shareholder rights plan, and the Board believes that requiring a stockholder vote before adopting a rights plan would in practice deprive the Board of the ability to act quickly to maximize stockholder value in a hostile takeover attempt.

     Before adopting a shareholder rights plan in the future the Board will, of course, make a determination that such a plan is in the best interests of UAL and its stockholders. If the Board determines that a shareholder rights plan is necessary to protect UAL and its stockholders, it should be able to act quickly in adopting a poison pill.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

PROPOSAL NO. 4 CONCERNING EXECUTIVE COMPENSATION

     Mr. Bill Carman, 1016 W. Baltimore Pike, Media, PA 19063, owner of 150 shares, has given notice that he will introduce the following resolution at the annual meeting:

                     "UAL CORPORATION SHAREHOLDER PROPOSAL
                         LINKING EXECUTIVE COMPENSATION
                           TO REBUILDING THE COMPANY

     "RESOLVED, that the stockholders of UAL Corporation (the "Company") request that the Board of Directors, in establishing and administering standards for use in awarding performance-based executive compensation, incorporate measures related to the rebuilding of the Company's core air transportation business after the industry-wide, shattering events of the September 11, 2001 terrorists attacks. The re-growth measures should include the recalling of employees laid off as a result of the September 11th attacks, recouping available seat mile capacity, recovering the number of departures, keeping operations in-house instead of subcontracting work previously done by the Company's employees and completing mainline capital expenditures planned prior to September 11th. These rebuilding measures shall be in addition to the current measures used to evaluate the Company's performance."

     Supporting Statement

     In the wake of the September 11th terrorist hijackings, the nation's air-travel system suffered a severe blow, threatening the existence of many air carriers. With the two-day shutdown of U.S. airspace, the immediate fall in demand of air travel, and new security measures mandated by the government, there have been and continue to be enormous costs to U.S. airlines which already existed on narrow profit margins.

     In the immediate aftermath of the attacks, United Airlines announced plans to layoff 20,000 of its 98,000 workers and to reduce its flight schedule to 69 percent of departures operated before September 11th, lowering seat capacity by 26 percent.

     I believe that UAL's ability to re-grow its core air carrier business is critical to its long-term success. Rather than seeking new and riskier ventures, UAL must focus on the goal of effectively running and strengthening its traditional air transportation business. Executives' compensation should be based, in part, on the Company's progress toward attaining that goal. To that end, I request that the Board of Directors formulate business re-growth performance criteria to be used in determining compensation for its executive officers and in bonus, stock option and long-term incentive plans in which those executives participate. These measures should constitute a significant component in determining the overall amount of performance-based compensation.

     Further, the "rebuilding of the Company" component of measuring performance should include both affirmative and negative components. On the affirmative side, an improvement in the measures related to the re-growth of the Company should result, all other factors remaining the same, in a higher overall performance rating for the executive and thus a larger amount of performance-based compensation. On the negative side, an executive's performance rating would decline if re-growth of the Company is not achieved.

     Once the Company has returned to its pre-September 11th level in relation to these measures, these factors should continue to be used in determining executive performance-based compensation to evaluate the Company's performance in strengthening the Company's core air transportation business."

THE BOARD OF DIRECTORS OPPOSES THE ABOVE PROPOSAL.

     The tragic events of September 11th have had a profound affect on UAL. We continue to grieve the senseless loss of life of our employees and customers and we have been and will continue to take all steps in our power to protect the safety of our employees and customers. Of course, these events have adversely affected the economics of the entire airline industry including UAL and we have responded by dramatically reducing our costs. This has led to very painful reductions in our workforce as well as inconvenience to our customers.

     It is our strongest priority to return our airline to financial stability. This goal provides the best opportunity to rebuild the airline and recall furloughed employees when it is financially prudent to do so. However, the Board does not believe that the factors suggested by the resolution are in all cases appropriate measures for executive compensation. The decision as to which measures should be adopted in determining executive performance-based compensation is a complex one and is the responsibility of the Compensation Committee of the Board, two members of which are designees of our principal labor unions. The Board would expect that some of the measures of performance-based executive compensation might reflect successful rebuilding of the airline, such as increased revenues and yields. However the measures suggested by the resolution in the opinion of the Board unduly tie the concept of rebuilding our airline to the incurring of costs, which does not necessarily indicate successful rebuilding of UAL's core business, and unduly restrain the discretion of the Compensation Committee of the Board.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

PROPOSAL NO. 5 CONCERNING THE CEO AND CHAIRMAN POSITIONS

     Mr. Douglas Walsh, 32 Morris Avenue West, Malverne, NY 11565, owner of 202 shares, has given notice that he will introduce the following resolution at the annual meeting:

                     "UAL CORPORATION SHAREHOLDER PROPOSAL
                    SEPARATE THE CEO AND CHAIRMAN POSITIONS

     "RESOLVED, that the shareholders of UAL Corporation (the "Company") urge the Board of Directors to amend the bylaws to require that an independent director who has not served as chief executive officer ("CEO") of the Company shall serve as chairman of the Board of Directors."

     Supporting Statement

     The primary purpose of the Board of Directors is to protect shareholders' interests by providing independent oversight of management, including the CEO. We believe that such oversight is important in light of the performance of UAL's stock under its former Chairman and CEO, James E. Goodwin. For example, during a 13-month period following the announcement of a proposed merger with US Airways, UAL stock dropped by 34 percent, while the AMEX Airline Index fell only 12 percent during the same time period.

     In our view, a separation of the roles of Chairman and CEO will promote greater management accountability to shareholders at UAL. Corporate governance experts have questioned how one person serving as both Chairman and CEO can effectively monitor and evaluate his or her own performance. The National Association of Corporate Directors' Blue Ribbon Commission on Director Professionalism has recommended that an independent director should be charged with "organizing the board's evaluation of the CEO and providing continuous ongoing feedback; chairing executive sessions of the board; setting the agenda with the CEO, and leading the board in anticipating and responding to crises."

     We believe that separating the positions of Chairman and CEO will enhance independent Board leadership at UAL. Institutional Shareholders Services, a leading proxy voting and corporate governance advisory firm, asserts in their Proxy Voting Manual that an annual survey of institutional investors for Russell Reynolds Associates found that "slightly more than half of institutional investors prefer separation of the roles of CEO and Chairman." Also, CalPERS' Corporate Governance Core Principles and Guidelines state that "the independence of a majority of the Board is not enough" and that "the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management."

     The Board continues to face challenges in its oversight of UAL management. We strongly believe that an independent chairman will strengthen the Board's integrity.

     For these reasons, we urge you to vote FOR this resolution."

THE BOARD OF DIRECTORS OPPOSES THE ABOVE PROPOSAL.

     The Board of Directors does not believe that this proposal is in the best interest of the UAL stockholders. UAL's Bylaws currently require that the Chief Executive Officer be the Chairman of the Board. The Board believes that it is desirable to have the flexibility to decide on a case by case basis whether a CEO, or some other director, should be the Chairman of the Board. Amending the Bylaws as proposed would deprive the Board of the freedom to select a Chairman who at the time is the most qualified individual to lead the Board. The Board believes that at the present time it is in the best interest of the Company to be led by an executive who is both Chairman of the Board and the CEO but intends to reconsider this from time to time in the future and would consider amending UAL's Bylaws should the Board determine that separate individuals should serve as Chairman and CEO.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

PROPOSAL NO. 6 CONCERNING CERTAIN BUSINESS COMBINATIONS

     Mr. Bob Hrabe, P.O. Box 359, San Miguel, California 93451, a United Airlines pilot and owner of 2,986 shares of common stock, has given notice that he will introduce the following resolution at the annual meeting:

     "PROPOSAL:

     Submit a request to the UAL Board of Directors to take the steps necessary to amend the UAL Restated Certificate of Incorporation to provide that airline acquisitions, which have been approved by a Board of Directors vote, also be approved by a stockholder vote. It is requested that the UAL Board of Directors consider approving the amendment in accordance with the most expedient method available.

     Supporting Statement

     UAL was recapitalized in 1994 through an ESOP plan in which the employees bought 55% of the company shares and paid for them over a 6 year period. In late 1994, UAL distributed the "ESOP Owner's Guide" to the participating employees. This guide was intended to explain how the ESOP worked and to answer employee questions. Page 15 of the guide is entitled "What are your voting rights?". It is stated "Since United employees own 55% of the company, together you and your coworkers hold the primary voting voice on matters that affect our company's future. For example, any significant changes to United's business direction -- such as a merger or acquisition -- would require a vote by all United shareholders -- both employee owners and the public." However, the UAL Restated Certificate of Incorporation presently provides for either a Board of Directors vote or a stockholder vote to approve airline acquisitions. In addition, while the Delaware Corporation Laws (Delaware is the state where UAL is incorporated) generally provide for a stockholder vote on acquisitions and mergers, a stockholder vote is not necessary for transactions which meet certain requirements, like an all cash buyout where no shares are issued as a result of the transaction. In other words, the information presented to the employees indicates a shareholder vote on acquisitions but the legally binding documents do not in fact require it. The lack of a UAL stockholder vote to affirm the proposed USAirways acquisition was a recent example of this.

     It is important for UAL management and the Board of Directors to have the flexibility to make strategic business decisions on their own. However, if an ESOP company is to be successful, I believe it is also important that employee owners and the common stockholders have a direct shareholder voting voice of approval on the major acquisitions which will have a dramatic affect on our company's future."

THE BOARD OF DIRECTORS OPPOSES THE ABOVE PROPOSAL.

     Under the leadership of our new Chairman, the Board recognizes the opportunity for success if all of our employee groups are pulling in the same direction. Effective communication is key to the success of this effort and the Board has become increasingly aware of the need to improve communication between UAL's employees and its management. In the past, proposed acquisitions have caused concern among certain of our employee groups respecting the effect that acquisitions would have on them. The Board of Directors believes that, in the interests of all of our stockholders and our customers, our company needs to take greater efforts to inform our employee owners and other employee groups about acquisitions and other important strategic choices facing our company and that increased efforts to build consensus and support among our employee shareholders, public shareholders and other employee groups for our strategic directions should be undertaken.

     The Board of Directors, however, is opposed to this proposal because it is contrary to the best interests of UAL and its stockholders, and, in particular, because it would limit UAL's ability to pursue strategic objectives in important respects when UAL's competitors are not so limited.

     The airline industry has been in great flux over the last decade and in particular over the last year. It is very important that UAL have the same flexibility as its competitors in pursuing its business objectives, particularly in these turbulent times. The laws of Delaware (where UAL is incorporated) and other states are very explicit about when acquisitions and mergers do and do not require stockholder approval. Most acquisitions for cash, whether by UAL or any of our competitors, do not require stockholder approval. Changing this state of affairs for UAL but not for anyone else would limit UAL's flexibility to deal with fast changing industry conditions and would put UAL in a competitively disadvantageous position. The proposal should be rejected because it is contrary to the best interests of our company and its stockholders.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

PROPOSAL NO. 7 CONCERNING ELECTION OF ESOP DIRECTORS

     Mr. David Frizzell, P.O. Box 360420, Milpitas, CA 95036, is a United Airlines mechanic and owner of 325 shares of Class M ESOP Voting Junior Preferred Stock, has given notice that he will introduce the following resolution at the annual meeting:

     "PROPOSAL:

     It is recommended that the Board of Directors amend and restate the UAL charter to provide that all individual owners of Class P, M, and S ESOP Voting Junior Preferred Stock acquire the equitable right to nominate and elect their respective representative Director by majority vote.

     SUPPORTIVE STATEMENT:

     Currently the owners of Class P, M, and S ESOP Voting Junior Preferred Stock, (current, and former Pilots, Mechanics, and Salaried/Management employees) are restricted from nominating and electing their own Board Representative. Despite owning millions of UAL Corp. shares, this right is given to 4 beneficial owners who together own just 5 shares. Since the inception of the ESOP Junior Preferred Stockholders have gone without this crucial right afforded to virtually every stockholder of corporate shares in America. All stakeholders must have this basic right which supports the very foundation of democratic corporate governance. In short, "every shareholder should have the right to nominate and elect the Board Director of their choice." Now is the time to value and hear the voices of all shareholders."

THE BOARD OF DIRECTORS OPPOSES THE ABOVE PROPOSAL.

     The Board of Directors does not believe that the proposal is within the power of the Board or the stockholders to accomplish. The proposal requires an amendment to the UAL Charter which cannot be adopted without the support of the ALPA, the IAM and the Salaried and Management director. Under the ESOP the voting rights of the Class P, M and S ESOP Voting Junior Preferred Stock are generally passed through to the participants in the ESOP; however, under UAL's Charter these classes are not entitled to vote for directors. The right to vote for employee directors attaches to other classes of stock that are held by ALPA, the IAM and the Senior Vice
President -- People and SAM director.

     The current structure for determining membership on the Board of Directors was the result of the negotiation of the 1994 recapitalization transaction with the Company's unions, which was approved by the Company's stockholders. The Board of Directors believes that the proposal is not significant to the interests of the UAL common stockholders who are being asked to vote on this matter.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     If a stockholder of record wishes to submit a proposal for inclusion in next year's proxy statement, the proposal must be received by us no later than November 27, 2002 and otherwise comply with SEC rules. Failure to otherwise comply with SEC rules will cause your proposal to be excluded from the proxy materials. All notices must be submitted to Francesca M. Maher, Secretary, UAL Corporation, P.O. Box 66919, Chicago, Illinois 60666.

     To propose business or nominate a Public Director at the 2003 annual meeting, proper notice must be submitted by a stockholder of record no later than January 17, 2002 in accordance with our by-laws. The notice must contain the information required by the by-laws. No business proposed by a stockholder can be transacted at the annual meeting, and no nomination by a stockholder will be considered, unless the notice satisfies the requirements of the by-laws. If we do not receive notice of any other matter that you wish to raise at the annual meeting in 2003 on or before January 17, 2002, our by-laws provide that the matter shall not be transacted and the nomination shall not be considered.

     The Outside Public Director Nomination committee considers Public Director nominees you recommend if submitted in writing to the Committee Chairman at UAL Corporation, P.O. Box 66919, Chicago, IL 60666. Qualification requirements are specified in our charter.

                                 ANNUAL REPORT

     A copy of our summary Annual Report for the year ended December 31, 2001, has been mailed to you on or about March 27, 2002 with this proxy statement.

     Additional copies of the summary Annual Report and this notice of annual meeting and proxy statement, and accompanying proxy may be obtained from Georgeson Shareholder, 17 State Street, New York, New York 10004 or from our Secretary, UAL Corporation, 1200 East Algonquin Road, Elk Grove Township, IL 60007.

     A COPY OF OUR FORM 10-K TO THE SEC MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO FRANCESCA M. MAHER, SECRETARY, UAL CORPORATION, P.O. BOX 66919, CHICAGO, ILLINOIS 60666. YOU CAN ALSO OBTAIN A COPY OF OUR FORM 10-K AND OTHER PERIODIC FILINGS FROM THE SEC'S EDGAR DATABASE AT WWW.SEC.GOV.

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
[UAL LOGO]                                                                                                      [COMPUTERSHARE LOGO]

                                                                                                     Computershare Investor Services
                                                                                                              2 North LaSalle Street
                                                                                                                    Chicago IL 60602
                                                                                                               www.computershare.com


MR A SAMPLE                                                                                             CONTROL NUMBER
DESIGNATION (IF ANY)
ADD 1                                                                                                   000000  0000000000  0  0000
ADD 2
ADD 3
ADD 4                                                                                                   000000000.000 ext
ADD 5                                                                                                   000000000.000 ext
ADD 6                                                                                                   000000000.000 ext
                                                                                                        000000000.000 ext
                                                                                                        000000000.000 ext
                                                                                                        000000000.000 ext
                                                                                                        000000000.000 ext
[ ]    Mark this box with an X if you have made changes to your
       name or address details above.
------------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
------------------------------------------------------------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UAL CORPORATION

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints John W. Creighton, Jr., James J.
O'Connor and Paul E. Tierney, Jr. and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of UAL Corporation owned of record by the undersigned on the matters listed in this proxy and, in their discretion, on such other matters as may properly come before the Annual Meeting of Stockholders to be held at the University of Chicago Gleacher Center, 450 N. Cityfront Plaza Drive, Chicago, IL 60611 on May 16, 2002 at 8:00 a.m. and any
adjournments or postponements thereof, unless otherwise specified herein.

This card, the telephonic or Internet voting procedures, when properly completed, also constitutes voting instructions to the respective Trustees of the Employees' Stock Purchase Plan, 401(k) Plans and International Employee Stock Ownership Plans of UAL
Corporation or United Air Lines, Inc. to vote, in person or by proxy, all shares of Common Stock of UAL Corporation allocated to the accounts of the undersigned held by the Trustees.

You are encouraged to specify your choices by marking the appropriate box SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you vote by phone, Internet or sign and return this card.

This Proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted FOR proposal 1 and AGAINST proposals 2 through 7. If this card constitutes voting instructions to a plan trustee, the trustee will vote as described in the plan documents and any accompanying materials. In their discretion, the proxies are authorized to vote upon other business as may properly come before the Annual Meeting.


                                                                                                                   SEE REVERSE SIDE
------------------------------------------------------------------------------------------------------------------------------------
YOU CAN VOTE BY TELEPHONE OR INTERNET!
AVAILABLE 24 HOURS A DAY - 7 DAYS A WEEK!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you vote.

TO VOTE BY PHONE (within U.S. and Canada)                                TO VOTE ON THE INTERNET

- Call toll free 1-888-457-2964 from a touch tone telephone. There is    - Go to the following web site:
  NO CHARGE for this call.                                                 www.computershare.com/us/proxy

- Enter the six-digit Control Number located in the upper right corner.  - Enter the information requested on your computer screen, including your six-digit Control Number located in the
                                                                           upper right corner, then follow the voting
                                                                           instructions on the screen.
Option 1: If you choose to vote as the Board of Directors
          recommends on ALL proposals, press 1.  When asked,
          please confirm your vote by pressing 1 again.

Option 2: If you choose to vote EACH proposal SEPARATELY, press 0 and follow the recorded instructions.
          Your vote selections will be repeated and you will have an opportunity to confirm them.

IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT RETURN THIS PROXY CARD BY MAIL.
PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 12:00 MIDNIGHT, CENTRAL DAYLIGHT TIME, ON MAY 15, 2002.
THANK YOU FOR VOTING

                                                                                                                             007JMH

001CD40002

Use a black pen. Print in
CAPITAL letters inside the grey    [A B C]  [1 2 3]   [X]
areas as shown in this example.

HOLDER ACCOUNT NUMBER C   1234567890     J N T

------------------------------------------------------------------------------------------------------------------------------------
PROXY - UAL CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

A  MANAGEMENT PROPOSALS                             PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
1. Election of five Public Director nominees:

                               FOR   WITHHOLD                                               FOR      WITHHOLD
01 - John W. Creighton, Jr.    [ ]     [ ]                  04 - James J. O'Connor          [ ]        [ ]

02 - Rono J. Dutta             [ ]     [ ]                  05 - Paul E. Tierney, Jr.       [ ]        [ ]

03 - W. James Farrell          [ ]     [ ]


B  SHAREHOLDER PROPOSALS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 2-7.


                                            FOR   AGAINST   ABSTAIN                                         FOR    AGAINST   ABSTAIN

2. Proposal concerning cumulative voting.   [ ]     [ ]       [ ]      5. Proposal concerning the CEO       [ ]      [ ]       [ ]
                                                                          and Chairman positions.

3. Proposal concerning poison pills.        [ ]     [ ]       [ ]      6. Proposal concerning certain       [ ]      [ ]       [ ]
                                                                          business combinations.

4. Proposal concerning executive            [ ]     [ ]       [ ]      7. Proposal concerning election      [ ]      [ ]       [ ]
   compensation.                                                          of ESOP directors.


C  AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
Please sign exactly as your name appears on this proxy. For joint accounts, each owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. You revoke all proxies heretofore given to vote at the
Annual Meeting or any adjournments or postponements.


Signature 1                                   Signature 2                                    Date            /           /
            ----------------------------------           ------------------------------------     ---------------------------------


     A2941                                                 1 U P X                                                         007 JOH

------------------------------------------------------------------------------------------------------------------------------------


[UAL LOGO]                                                                                     MEETING OF STOCKHOLDERS
                                                                                               OF UAL CORPORATION
                                                                                               May 16, 2002
                                                                                               8:00 a.m.
                                                                                               Executive Dining Room, Sixth Floor
                                                                                               University of Chicago Gleacher Center
                                                                                               450 N. Cityfront Plaza Drive
                                                                                               Chicago, IL 60611

MR A SAMPLE
DESIGNATION (IF ANY)

ADD 1
ADD 2
ADD 3                                                                                          HOLDER ACCOUNT NUMBER
ADD 4
ADD 5                                                                                          C 1234567890              J N T
ADD 6


ADMISSION TICKET

You must present this ticket to the UAL representative at the entrance to the Executive Dining Room to be admitted to the Annual
Meeting.

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